EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-258475 on Form S-8 of our report dated March 6, 2024, relating to the financial statements of European Wax Center, Inc. appearing in this Annual Report on Form 10-K for the year ended January 6, 2024.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

March 6, 2024